UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2014

POWERSTORM CAPITAL CORP.

 (Exact name of registrant as specified in its charter)

Delaware	333-184363	45-3733512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31244 Palos Verdes Dr W, Ste 245 Rancho Palos Verdes, CA 90275-5370
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 1-424-327-2991

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Kirstin L. Gooldy as Chief Financial Officer

On October 16, 2014, the Board of Directors of Powerstorm Capital Corp. (the “Company”) appointed Kirstin L. Gooldy as the Company’s Chief Financial Officer. Additionally, Ms. Gooldy was appointed to the Board of Directors on November 15, 2014.

Kirstin L. Gooldy, 45, Chief Financial Officer

Ms. Gooldy brings over 20 years of Operations, Corporate Finance and Capital Markets experience to Powerstorm Capital Corp., having lead or managed over $500 million in financial transactions for various companies during her career. Prior to joining the Company, Ms. Gooldy held a position as an Advisor of the Gaea Group and KKM Group. Additionally, she was the Senior Vice President of the DiBari Group a premier finance organization. Ms. Gooldy was also a founding employee of a leading telecommunications company where she was responsible for various functions within Corporate Finance, Investor Relations and Treasury Management.

Family Relationships

No family relationship has ever existed between Ms. Gooldy and the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

There is currently no employment agreement between Ms. Gooldy and the Company.

Item 8.01	Other Events

On October 29, 2014, the Company issued a press release announcing the appointment of Ms. Gooldy, a copy of which is attached to this Report as Exhibit 99.1.

Item 9.01	Financial Statement and Exhibits

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Press Release, dated October 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSTORM CAPITAL CORP.

Date: December 29, 2014	By:	/s/Michel Freni
Michel Freni
Chief Executive Officer